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                                                                   Exhibit 23(a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 23, 2004 (except for Note 20, as to which the date is March 26, 2004) in the Registration Statement (Form S-4) and related Prospectus of Amscan Holdings, Inc. for the registration of $175,000,000 8.75% Senior Subordinated Notes due 2014.

Stamford, Connecticut                                      /s/ Ernst & Young LLP
August 23, 2004